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                UNITED STATES                              OMB APPROVAL
     SECURITIES AND EXCHANGE COMMISSION
           WASHINGTON, D.C. 20549                  OMB Number:         3235-0056
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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                TICKETS.COM, INC.
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             (Exact name of registrant as specified in its charter)

              DELAWARE                                   06-1424841
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


555 ANTON BOULEVARD, 12TH FLOOR, COSTA MESA, CALIFORNIA             92626
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     (Address of principal executive offices)                    (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                Name of each exchange on which
       to be so registered                each class is to be registered
              None.
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         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-79709 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                   COMMON STOCK, PAR VALUE $0.000225 PER SHARE
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                                (Title of Class)

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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.000225 (the "Common Stock"), of Tickets.com, Inc., a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 89 of the Registrant's Registration Statement on Form S-1,

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Registration No. 333-79709 (the "Registration Statement"), filed with the
Securities and Exchange Commission, as amended, is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

         The following documents are included as Exhibits to Registrant's Registration Statement and incorporated herein by this reference:

Exhibit Description                                                             Form S-1 Exhibit Number
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
(a)      Amended and Restated Certificate of Incorporation of the Registrant            3.2

(b)      Bylaws of the Registrant                                                       3.4

(c)      Specimen certificate representing shares of common stock of the Registrant     4.1

(d)      Fifth Amended and Restated Investor Rights Agreement dated August 2,
         1999 by and among the Registrant and the Stockholders named therein         10.8.1

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)          Tickets.com, Inc.
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Date:                 November 1, 1999
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By:                   /s/ W. THOMAS GIMPLE
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                      W. Thomas Gimple, Chief Executive Officer and President


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